                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:  $125.00

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                               [LOGO FOR FORTIS]

November 7, 1995

Re: Fortis Securities, Inc. Annual Shareholders' Meeting

Dear Shareholder:

You are cordially invited to the annual meeting of the shareholders of Fortis Securities, Inc. (the "Company") that will take place on December 7, 1995 at Macalester College, Weyerhauser Building, 62 Macalester Street, St. Paul, Minnesota. PLEASE NOTE THAT THE MEETING WILL BEGIN AT 11:00 A.M.

In reviewing the enclosed proxy materials you will discover that, in addition to the annual items of electing the Company's Directors and selecting the Company's independent accountants, you are being asked to approve a change in how one portion of the Company's advisory fee is calculated. As set forth on page 7 of the proxy statement, if the proposed fee structure had been in place during the past two years, the total increase in advisory fees over that period of time would have been 1.17% in 1994 and .01% in 1995. For all the reasons set forth on pages 6 through 10 of the proxy statement, including the fact that the Company's advisory fee has not been increased since the Company's inception in 1972 (a period of twenty-three years), your Board of Directors recommends that you vote "FOR" this proposal.

Please review the enclosed materials and return your completed proxy as promptly as possible.

Sincerely,

/s/ Dean C. Kopperud
--------------------
Dean C. Kopperud
President


                              [FORTIS LETTERHEAD]

                                     LOGO

                            FORTIS SECURITIES, INC.
                500 Bielenberg Drive, Woodbury, Minnesota 55125
          Mailing Address: P.O. Box 64284, St. Paul, Minnesota 55164

                    NOTICE OF ANNUAL SHAREHOLDERS' MEETING

                        TO BE HELD ON DECEMBER 7, 1995

  The annual meeting of the shareholders of Fortis Securities, Inc. (the "Company") will be held at Macalester College, Weyerhauser Building, 62 Macalester Street, St. Paul, Minnesota, on Thursday, December 7, 1995, at 11:00 a.m. for the following purposes:

  1. To elect a Board of Directors.

  2. To ratify the selection by the Board of Directors of the Company of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending July 31, 1996.

  3. To approve an amended Investment Advisory and Services Agreement, which broadens the base for calculating a portion of the management fee from "interest and dividend income" to "investment income."

  4. To transact such other business as may properly come before the meeting.

  Shareholders of record on October 25, 1995, are the only persons entitled to notice of and to vote at the meeting.

  Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY ANY FURTHER SOLICITATION EXPENSE. There is enclosed with the proxy an addressed envelope for which no postage is required.

                                            Michael J. Radmer
                                            Secretary

Dated: November 7, 1995

                                PROXY STATEMENT

                            FORTIS SECURITIES, INC.
                500 BIELENBERG DRIVE, WOODBURY, MINNESOTA 55125
          MAILING ADDRESS: P.O. BOX 64284, ST. PAUL, MINNESOTA 55164

               ANNUAL MEETING OF SHAREHOLDERS--DECEMBER 7, 1995

  The enclosed proxy is solicited by the Board of Directors of Fortis Securities, Inc. (the "Company") in connection with the annual meeting of shareholders of the Company to be held December 7, 1995, and at any adjournment thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Shareholders' Meeting and this Proxy Statement, will be paid by the Company, and such mailing will take place on approximately November 7, 1995. Representatives of Fortis Advisers, Inc. ("Advisers"), the investment adviser and manager of the Company, without cost to the Company, may solicit proxies for the management of the Company by means of mail, telephone, or personal calls.

  A proxy may be revoked before the meeting by giving written notice, in person or by mail, of revocation to the Secretary of the Company or at the meeting prior to voting in person. Unless revoked, properly executed proxies in which choices are not specified by the shareholders will be voted for each item for which no choice is specified, in accordance with the recommendation of the Board of Directors. In instances where choices are specified by the shareholders in the proxy, those proxies will be voted or the vote will be withheld in accordance with the shareholder's choice. Should any other matters come before the meeting, it is the intention of the persons named as proxies in the enclosed Proxy to act upon them according to their best judgment.

  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will be counted as a vote against such proposal. Under the rules of the New York Stock Exchange, Proposals 1 and 2 are considered discretionary, which means that brokers are authorized to vote on such proposals on behalf of their customers with or without specific voting instructions. However, Proposal 3 is considered a "nondiscretionary" proposal, which means that such brokers are not authorized to vote on such proposals without specific voting instructions as to such proposals. Therefore, "broker nonvotes" on Proposal 3 will not be counted as present for purposes of determining whether a quorum of shares is present at the meeting.

  Only shareholders of record on October 25, 1995, may vote at the meeting or any adjournment thereof. As of that date there were issued and outstanding 12,611,294 common shares, $.01 par value, the only class of securities of the Company. Each shareholder is entitled to one vote for each share held. Voting for the election of directors is not cumulative, which means that the holders of a majority of the Company's outstanding shares have the power to elect the entire Board of Directors. None of the matters to be presented at the meeting will entitle any shareholder of the Company to appraisal rights.

  If a quorum is not present at a meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposals that are the subject of the meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation, and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy.

                         ANNUAL REPORT OF THE COMPANY

  The Annual Report of the Company containing financial statements of the Company for the fiscal year ended July 31, 1995, was mailed to shareholders on September 26, 1995. If you did not receive a copy of the Annual Report, or would like to receive an additional copy, please call the Company at 1-800-800-2638, extension 4579, and a copy will be sent to you, without charge, by first class mail within three business days.

                                SHARE OWNERSHIP

  The following table sets forth, as of October 11, 1995, shares of the Company owned beneficially by, and certain other share ownership information with respect to, directors of the Company and all officers and directors as a group. As of October 11, 1995, all directors and officers as a group owned less than 1% of the outstanding shares of the Company. No person or entity as of October 11, 1995, to the knowledge of management, owned beneficially more than 5% of the outstanding shares of the Company.

                                                                    NUMBER OF
                                    NUMBER OF COMPANY           OTHER FORTIS FUND
        BENEFICIAL OWNER        SHARES BENEFICIALLY OWNED         SHARES OWNED*
     ----------------------------------------------------------------------------
      Richard W. Cutting                      0                         1,346
      Allen R. Freedman                       0                       127,481
      Dr. Robert M. Gavin                     0                         7,085
      Benjamin S. Jaffray                   400                         1,076
      Jean L. King                          100                         7,597
      Dean C. Kopperud                    1,082                         7,317
      Edward M. Mahoney                   5,000                       108,798
      Robb L. Prince                        364                       260,063
      Leonard J. Santow                   2,776                       324,933
      Joseph M. Wikler                        0                       106,073
      All officers and
       directors as a group               9,722

--------

* Indicates shares beneficially owned as of October 11, 1995, in Fortis Advantage Portfolios, Inc.; Fortis Equity Portfolios, Inc.; Fortis Fiduciary Fund, Inc.; Fortis Growth Fund, Inc.; Fortis Income Portfolios, Inc.; Fortis Money Portfolios, Inc.; Fortis Series Fund, Inc.; Fortis Tax-Free Portfolios, Inc.; Fortis Worldwide Portfolios, Inc.; and Special Portfolios, Inc., all of which are investment companies affiliated with the Company. Such funds are herein collectively referred to as the "Other Fortis Funds."

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

  The Bylaws of the Company provide that the shareholders of the Company have the power to fix the number of directors. The Company's management recommends that the number of directors to be elected at the annual meeting be set at ten. Unless otherwise instructed, the proxies will vote in favor of a resolution to set the number of directors at ten.

  It is intended that the enclosed proxy will be voted for the election of the ten persons named below as directors unless such authority has been withheld in the proxy. The term of office of persons elected will be until the next annual meeting of the shareholders or until their successors are elected and shall qualify. Pertinent information regarding the nominees is set forth below.

    NAME, AGE, AND
   PERIOD SERVED AS       PRINCIPAL OCCUPATION AND FIRM       DIRECTORSHIP OF OTHER
DIRECTOR OF THE COMPANY        AT WHICH CARRIED ON           REPORTING COMPANIES(1)
----------------------------------------------------------------------------------------
Richard W.               Certified public accountant and Other Fortis Funds
Cutting                  financial consultant.
Age 64, Direc-
tor
since 1993 (2)
Allen R.                 Chairman and Chief Executive    Other Fortis Funds; Systems and
Freedman*                Officer of Fortis, Inc.; a      Computer Technology Corporation
Age 55, Direc-           Managing Director of Fortis
tor                      International, N.V.
since 1987
Dr. Robert M.            President, Macalester College   Other Fortis Funds
Gavin
Age 55, Direc-
tor
since 1986(3)
Benjamin S.              Chairman of The Sheffield       Other Fortis Funds
Jaffray                  Group, Ltd., a financial
Age 65, Direc-           consulting group.
tor
since 1984(3)
Jean L. King             President, Communi-King, a      Other Fortis Funds
Age 51, Direc-           communications consulting firm.
tor
since 1984(2)
Dean C.                  Chief Executive Officer and a   Other Fortis Funds
Kopperud*                director of Advisers; Chief
Age 43, Direc-           Executive Officer, President,
tor                      and a director of Fortis
since January            Investors, Inc., the
1995(3)                  underwriter of shares of open-
                         end mutual funds affiliated
                         with the Company, and Senior
                         Vice President of Fortis
                         Benefits Insurance Company and
                         Time Insurance Company
Edward M. Ma-            Retired; prior to December      Other Fortis Funds; Analysts
honey                    1994, Chairman and Chief        International Corporation
Age 65, Direc-           Executive Officer and a
tor                      director of Advisers and Fortis
since 1979(3)            Investors, Inc.

    NAME, AGE, AND
   PERIOD SERVED AS       PRINCIPAL OCCUPATION AND FIRM       DIRECTORSHIP OF OTHER
DIRECTOR OF THE COMPANY        AT WHICH CARRIED ON           REPORTING COMPANIES(1)
-------------------------------------------------------------------------------------
Robb L. Prince           Retired; prior to June 1995,    Other Fortis Funds; Analysts
Age 54, Director         Vice President and Treasurer,   International Corporation
since 1982(3)            Jostens, Inc., which
                         manufactures and sells class
                         rings, yearbooks, and other
                         products and services for
                         youth, education, sports award,
                         and recognition markets.
Leonard J. Santow        Principal, Griggs & Santow      Other Fortis Funds
Age 59, Director         Incorporated, economic and
since 1972(4)            financial consultants.
Joseph M. Wikler         Investment consultant and       Other Fortis Funds
Age 54, Director         private investor; prior to
since 1994(2)            January 1994, Director of
                         Research, Chief Investment
                         Officer, principal, and a
                         director, The Rothschild Co.,
                         an investment adviser .

--------

* Denotes directors who are interested persons, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Company and Advisers. Mr. Kopperud is an "interested person" of Advisers and the Company primarily because he holds certain positions, including serving as Chief Executive Officer and a director of Advisers. Mr. Freedman is an "interested person" of Advisers and the Company primarily because he holds certain positions, including serving as Chairman and Chief Executive Officer of Fortis, Inc., the parent company of Advisers, and as a Managing Director of Fortis International, N.V., the parent company of Fortis, Inc.

(1) "Reporting Companies" means companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such act and any company registered as an investment company under the 1940 Act.
(2) Member of the Audit Committee of the Board of Directors.
(3) Member of the Executive Committee of the Board of Directors.
(4)Member of the Investment Consulting Committee of the Board of Directors.

  All of the above nominees, except Mr. Kopperud, were elected directors by the shareholders at their last annual meeting and are currently serving as directors of the Company. Mr. Kopperud was elected by the Board of Directors to fill a newly created vacancy and has served as a director of the Company since January 1, 1995.

  The Company has an Audit Committee of the Board of Directors whose members are selected annually by the full Board of Directors. None of the members of the Audit Committee are "interested persons" as defined by the 1940 Act. The Audit Committee met two times during the fiscal year ended July 31, 1995. The Company does not have a standing compensation committee or a standing nominating committee of the Board of Directors.

  The functions performed by the Audit Committee are to recommend annually to the Board a firm of independent certified public accountants to audit the books and records of the Company for the ensuing year; to monitor that firm's performance; to review with the firm the scope and results of each audit and determine the need, if any, to extend audit procedures; to confer with the firm and representatives of the Company on matters concerning the Company's financial statements and reports, including the appropriateness of its accounting practices and of its financial controls and procedures; to evaluate the independence of the firm; to review procedures to safeguard portfolio securities; to review the purchase by the Company from the firm of nonaudit services; to review all fees paid to the firm; and to facilitate communications between the firm and the Company's officers and directors.

  During the Company's fiscal year ended July 31, 1995, there were five meetings of the full Board of Directors. No director, except Dr. Gavin, attended fewer than 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings held by all committees of the Board on which such director served. Dr. Gavin attended four of the six meetings of the Board of Directors and the committees of the Board on which he served.

  The following table sets forth the aggregate compensation received by each director during the fiscal year ended July 31, 1995, as well as the total compensation received by each director from the Company and all other open-end investment companies managed by Advisers during the fiscal year ended July 31, 1995. Neither Mr. Freedman, who is an officer of the parent company of Advisers, nor Mr. Kopperud, who is an officer of Advisers and Investors, received any such compensation and they are not included in the table. No executive officer of the Company received compensation from the Company during the fiscal year ended July 31, 1995.

             AGGREGATE       PENSION OR                      TOTAL COMPENSATION
            COMPENSATION RETIREMENT BENEFITS    ESTIMATED    FROM FUND COMPLEX
              FROM THE   ACCRUED AS PART OF  ANNUAL BENEFITS      PAID TO
 DIRECTOR     COMPANY     COMPANY EXPENSES   UPON RETIREMENT    DIRECTOR(1)
-------------------------------------------------------------------------------
Richard W.
 Cutting       $1,900              0                 0            $32,300
Dr. Robert
 M. Gavin       2,400(2)           0                 0             41,650(2)
Benjamin
 S.
 Jaffray        1,900              0                 0             32,300
Jean L.
 King           1,900              0                 0             32,300
Edward M.
 Mahoney        1,000              0                 0             16,700
Robb L.
 Prince         1,800              0                 0             31,200
Leonard J.
 Santow         1,835              0                 0             31,600
Joseph M.
 Wikler         1,900              0                 0             32,300

--------

(1) Includes aggregate compensation paid by the Company and all 10 Other Fortis Funds paid to the Director.

(2) Compensation paid to Dr. Gavin during the fiscal year ended July 31, 1995, includes compensation for his attendance at certain meetings held during the fiscal year ended July 31, 1994.

  The vote of a majority of the shares represented at the meeting, provided at least a quorum (more than 50% of the outstanding shares) is represented in person or by proxy, is sufficient for the election of the above nominees to the Board of Directors. Unless otherwise instructed, the proxies will vote for the above ten nominees.

  All of the nominees listed above have consented to serve as directors if elected. In the event any of the above nominees are not candidates for election at the meeting, the proxies may vote for such other persons as management may designate. Nothing currently indicates that such a situation will arise.

                                 PROPOSAL TWO
                         RATIFICATION OR REJECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The 1940 Act provides that every registered investment company shall be audited at least once each year by independent public accountants selected by a majority of the directors of the investment company who are not interested persons of the investment company or of its investment adviser. The 1940 Act provides that the selection be submitted for ratification or rejection by the shareholders.

  On September 21, 1995, upon the recommendation of the Company's Audit Committee and the Company's Board of Directors, including a majority of the directors who are not interested persons of Advisers or the Company, the directors selected KPMG Peat Marwick LLP to be the Company's independent public accountants for the fiscal year ending July 31, 1996. KPMG Peat Marwick LLP has served as the independent public accountants of the Company since the fiscal year ended July 31, 1989. KPMG Peat Marwick LLP also serves as independent public accountants for the Other Fortis Funds.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting. Such representatives will be given the opportunity to make a statement to the shareholders if they desire to do so and are expected to be available to respond to any questions which may be raised at the meeting.

  The affirmative vote of a majority of the shares represented at the meeting, provided at least a quorum (more than 50% of the outstanding shares) is represented in person or by proxy, is sufficient for the ratification of the selection of the independent public accountants. Unless otherwise instructed, the proxies will vote for the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants.

                                PROPOSAL THREE
                     APPROVAL OR DISAPPROVAL OF AN AMENDED
                  INVESTMENT ADVISORY AND SERVICES AGREEMENT

SUMMARY

  Fortis Advisers, Inc. ("Advisers"), 500 Bielenberg Drive, Woodbury, Minnesota, is currently acting as investment adviser to the Company pursuant to an Investment Advisory and Services Agreement (the "Current Agreement") dated December 12, 1990, between Advisers and the Company. The Board of Directors, including a majority of the directors who are not parties to the Advisory Agreement or interested persons of such parties, approved a resolution at their meeting of December 8, 1994, approving the continuance of the Current Agreement.

  Advisers has proposed, and the Board of Directors has approved, resolutions recommending the adoption by Company shareholders of an amended investment advisory and services agreement (the

"Proposed Agreement") which modifies the management fee arrangement. Under the Current Agreement the Company pays Advisers a monthly fee at an annual rate of 0.45% of the average monthly net asset value of the Company for the first $100 million of Company assets and 0.4% of the average monthly net asset value for assets over $100 million plus 2% of the net amount of interest and dividend income after deducting interest on borrowed funds. This fee covers all investment advice, material and other services furnished, all facilities and equipment, and all expenses paid or reimbursed by Advisers under the Current Agreement. The Proposed Agreement provides that the Company will pay Advisers a monthly fee at the same annual rate of the Company's average monthly net asset value as under the Current Agreement plus 2% of the Company's net amount of investment income after deducting interest on borrowed funds. Investment income includes interest income, dividend income, and other investment income such as fees derived from securities lending and "dollar rolls."

  The purpose of the proposed change in the fee arrangement is to compensate Advisers for the management resources required to employ investment practices and strategies that provide investment income to the Company in addition to interest and dividend income. In recent years, investment companies have derived an increasing proportion of their income from sources other than interest and dividends as the industry has developed new investment strategies and practices, including securities lending and dollar rolls. Many of these investment strategies and practices did not exist at the time the current fee arrangement with Advisers was adopted. Consequently, the management fee under the Current Agreement does not take into account the investment income derived from such strategies and practices.

  The following table shows the management fee the Company paid to Advisers for its fiscal years ended July 31, 1994, and July 31, 1995, including the part of the management fee based on the net amount of interest and dividend income, and what the fee would have been for each of those years if the fee had been based on net investment income, assuming that the Proposed Agreement had been in effect during those periods.

                                                        IF PROPOSED AGREEMENT
                             UNDER CURRENT AGREEMENT    HAD BEEN IN EFFECT(1)
                             ------------------------  ------------------------
                                1994         1995         1994         1995
                             -----------  -----------  -----------  -----------
Interest Income(2).........  $11,726,033  $11,442,054  $11,726,033  $11,442,054
Dividend Income............        3,142            0        3,142            0
                             -----------  -----------  -----------  -----------
                              11,729,175   11,442,054   11,729,175   11,442,054
Other Investment Income(3).            0            0      449,823        5,371
                             -----------  -----------  -----------  -----------
                              11,729,175   11,442,054   12,178,998   11,447,425
Income-based Fee Percent...         2.00%        2.00%        2.00%        2.00%
                             -----------  -----------  -----------  -----------
Income-based Fee...........      234,584      228,841      243,580      228,949
                             ===========  ===========  ===========  ===========
Net Asset Value-based Fee..      533,573      501,621      533,573      501,621
                             -----------  -----------  -----------  -----------
Total Management Fee.......  $   768,157  $   730,462  $   777,153  $   730,570
                             ===========  ===========  ===========  ===========
Increase in Total
 Management Fee............                            $     8,996  $       108
Increase over Current
 Agreement.................                                   1.17%        0.01%
Total Expense Ratio........          .76%         .78%         .77%         .78%

--------
(1)As adjusted assuming the Proposed Agreement had been in effect during those years.
(2)Includes original issue discount amortization.
(3)Includes fee income such as dollar roll fees and securities lending fees, by way of example.

  The following table shows the fees and expenses that were paid by the Company under the Current Agreement during the fiscal year ended July 31, 1995, and the fees and expenses that would have been paid by the Company during such year had the Proposed Agreement been in effect.

                                                             CURRENT  PROPOSED
                                                            AGREEMENT AGREEMENT
                                                            --------- ---------
      SHAREHOLDER TRANSACTION EXPENSES
      Maximum Sales Charge Imposed on Purchases (as a
       percentage of offering price).......................   N.A.      N.A.
      Dividend Reinvestment and Cash Purchase Plan Fees....   None      None
      ANNUAL EXPENSES
      Management Fees......................................   .65%      .65%
      Other Expenses.......................................   .13%      .13%
        Total Annual Expenses..............................   .78%      .78%

  The following example illustrates your expenses on a Company investment under both the Current Agreement and the Proposed Agreement, assuming the annual expenses set forth in the preceding table. The example should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

 Example

  You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:

                                                              CURRENT  PROPOSED
                                                             AGREEMENT AGREEMENT
                                                             --------- ---------
       1 Year...............................................  $ 8.00    $ 8.00
       3 Years..............................................  $25.00    $25.00
       5 Years..............................................  $43.00    $43.00
      10 Years..............................................  $97.00    $97.00

BASES FOR RECOMMENDATION OF THE PROPOSED AGREEMENT

  Despite changes in portfolio management strategies and techniques, inflationary factors, and increasing costs to Advisers of rendering investment advisory and other shareholder services to the Company, no increases in the fee structure under which Advisers manages the Company have occurred since the Company's inception in 1972.

  Since 1972, many events have occurred and are continuing that are dramatically changing the investment company industry. As noted above, certain portfolio strategies and practices, such as portfolio securities lending and "dollar rolls," did not exist at the time the current management fee arrangement was adopted. When the Company lends its portfolio securities (principally to broker-dealers) the Company receives amounts equal to dividends or interest on the securities loaned and earns income for having made the loan. Similarly, the Company receives fee income when it engages in "dollar rolls." When the Company enters into "dollar rolls," the Company sells securities for delivery in the current month and simultaneously contracts with the same counterparty to purchase similar (same type, coupon, and maturity) but not identical securities on a specified future date. The Company gives up the right to receive principal and interest paid on the securities sold; however, the Company would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase plus any fee income received. Securities lending, dollar rolls, and other portfolio management techniques and strategies require management expertise, effort, and other resources. Changing the management fee arrangement to take investment income into account would compensate Advisers for the resources it employs to produce such income for the Company.

CURRENT AGREEMENT

  The Current Agreement was last approved by the shareholders of the Company at the annual shareholders' meeting held November 8, 1990. The Current Agreement was presented to shareholders at that time because the ownership of Advisers was restructured, and under the 1940 Act, this constituted an assignment of the former investment advisory and services agreement, thereby terminating the agreement. The Current Agreement contains the same material terms and conditions, including the fee paid by the Company, as the Company's former investment agreement with Advisers.

  The Current Agreement continues for two years from the date of execution and from year to year thereafter so long as such continuance is specifically approved at least annually by (1) the Board of Directors of the Company or (2) the vote of a majority of the outstanding voting securities of the Company; provided, however, that in either event the continuance must also be approved by a vote of the majority of the directors of the Company who are not "interested persons," as that term is defined in the 1940 Act, of Advisers or of the Company, cast in person at a meeting called for the purpose of voting on such approval. The Current Agreement automatically terminates upon its assignment (as defined in the 1940 Act) and is terminable at any time without penalty by the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding voting securities of the Company on 60 days' notice to Advisers and by Advisers on 60 days' notice to the Company. For purposes of these provisions, a majority of the outstanding shares of the Company means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

  The Current Agreement provides that Advisers will furnish the Company with an investment program complying with the investment objectives, policies, and restrictions of the Company and, in carrying out such a program, will be responsible for the investment and reinvestment of the Company's assets. Advisers will perform and bear the cost of research, statistical analysis, and continuous complete supervision of the Company's investment portfolio. Advisers will also furnish to the Company office space and all ordinary and necessary office facilities, equipment, and personnel for managing the affairs of the Company. Advisers will bear the cost of fees, salaries, or other remuneration of directors and officers of the Company who also serve as directors, officers, or employees of Advisers or any of its affiliated companies. In addition, Advisers will act as co-transfer agent and bear the cost of stock transfer and registrar fees and dividend disbursement and reinvestment expenses. The Company will pay certain other costs and expenses of its operations, including fees of the directors who are not "affiliated persons" (as defined in the 1940 Act) of Advisers, custodian expenses, legal fees, expenses of independent accountants, costs of acquiring and disposing of portfolio securities, interest, taxes, and stock exchange listing expenses.

  If expenses (including the management fee but excluding interest, taxes, brokerage fees and, where permitted, extraordinary expenses) borne by the Company in any fiscal year exceed the following expense limitations, Advisers will reimburse the Company for any excess. These expense limitations are 1.5% of average net assets up to $30,000,000 and 1% of average net assets over $30,000,000. As of September 30, 1995, the Company had net assets of approximately $115,555,037. For the fiscal year ended July 31, 1995, Advisers did not reimburse the Company for any expenses.

PROPOSED AGREEMENT

  At the Board of Directors meeting held September 21, 1995, in response to proposals by Advisers, the Board of Directors approved resolutions recommending the adoption by Company shareholders of the Proposed Agreement, which modifies the management fee arrangement. Under the Proposed Agreement, the Company would pay Advisers the same fee on average net assets; however, instead of paying Advisers 2% of the net amount of interest and dividend income the Company would pay Advisers 2% of the net amount of investment income. As noted above, the Company's investment income includes interest income, dividend income, and other income such as fees the Company receives for lending its portfolio securities and engaging in "dollar roll" transactions.

  As noted in the table above, for the fiscal years ended July 31, 1994, and July 31, 1995, the Company would have paid $8,996 and $108, respectively, in additional management fees to Advisers if the fee structure under the Proposed Agreement had been in effect during those years. Of course, the amount of the management fee will vary from year to year because the amount of investment income varies from year to year. A table containing certain information concerning Other Fortis Funds having an investment objective substantially similar to that of the Company and which describes the rate of compensation such funds pay Advisers is located in Appendix A to this Proxy Statement.

  The approval of the Proposed Agreement requires the affirmative vote of the holders of a "majority" of the Company's outstanding shares, as described above under "Current Agreement." Unless otherwise instructed, the proxies will vote in favor of the adoption of the Proposed Agreement.

  The Proposed Agreement would become effective January 1, 1996, if approved by shareholders. If the shareholders do not approve the Proposed Agreement, the Current Agreement may continue in effect or Advisers may propose alternative amendments at a subsequent shareholders' meeting.

  THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSED AGREEMENT WITH ADVISERS.

                                 OTHER MATTERS

  Management does not intend to present any business to the meeting not mentioned in this Proxy Statement and currently knows of no other business to be presented. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company.

              SUPPLEMENTAL INFORMATION WITH RESPECT TO THE COMPANY

  Certain information about the executive officers of the Company is set forth below. Unless otherwise indicated, all positions have been held more than five years.

                                                                POSITION WITH ADVISERS
                                                               AND BUSINESS EXPERIENCE
OFFICER'S NAME AND ADDRESS  AGE POSITION WITH THE COMPANY     DURING THE PAST FIVE YEARS
-------------------------------------------------------------------------------------------
Dean C. Kopperud            43  President since 1995      Chief Executive Officer and
500 Bielenberg Drive                                      director of Advisers; Chief
Woodbury, Minnesota                                       Executive Officer, President, and
                                                          a director of Investors; prior to
                                                          January 1995, President of
                                                          Advisers and Investors; prior to
                                                          April 1994, Senior Vice President
                                                          of Advisers, Investors, Fortis
                                                          Benefits Insurance Company, and
                                                          Time Insurance Company.
Robert W. Beltz, Jr.        46  Vice President since      Vice President--Annuity and
500 Bielenberg Drive            1993                      Mutual Fund Operations of
Woodbury, Minnesota                                       Advisers and Investors.
James S. Byrd               44  Vice President since      Vice President of Advisers and
5500 Wayzata Boulevard          1991                      Investors; prior to March 1991,
Golden Valley, Minnesota                                  Senior Vice President, Templeton
                                                          Investment Counsel, Inc., Fort
                                                          Lauderdale, Florida.
Nicholas L. M. dePeyster    29  Vice President since      Vice President of Advisers (since
One Chase Manhattan Plaza       September 1995            August 1995) and Vice President,
New York, New York                                        Equities, Fortis Asset
                                                          Management; prior to July 1991,
                                                          Research Associate, Smith Barney,
                                                          Inc., New York, New York.
Charles J. Dudley           36  Vice President since      Vice President of Advisers and
One Chase Manhattan Plaza       September 1995            Fortis Asset Management; prior to
New York, New York                                        August 1995, Senior Vice
                                                          President and Portfolio Manager,
                                                          Sun America Asset Management, New
                                                          York, New York.
Thomas D. Gualdoni          47  Vice President since      Vice President of Advisers,
500 Bielenberg Drive            1984                      Investors, and Fortis Benefits
Woodbury, Minnesota                                       Insurance Company.
Maroun M. Hayek             47  Vice President since      Vice President of Advisers (since
One Chase Manhattan Plaza       September 1995            August 1995) and Vice President,
New York, New York                                        Fixed Income, Fortis Asset
                                                          Management.

                                                                POSITION WITH ADVISERS
                                                               AND BUSINESS EXPERIENCE
OFFICER'S NAME AND ADDRESS  AGE POSITION WITH THE COMPANY     DURING THE PAST FIVE YEARS
-------------------------------------------------------------------------------------------
Howard G. Hudson            58  Vice President since      Executive Vice President of
One Chase Manhattan Plaza       September 1995            Advisers (since August 1995) and
New York, New York                                        Senior Vice President, Fixed
                                                          Income, Fortis Asset Management;
                                                          prior to February 1991, Senior
                                                          Vice President, Fairfield
                                                          Research, New Canaan,
                                                          Connecticut.
Robert C. Lindberg          42  Vice President since      Vice President of Advisers and
One Chase Manhattan Plaza       1993                      Investors; prior to July 1993,
New York, New York                                        Vice President, Portfolio
                                                          Manager, and Chief Securities
                                                          Trader, COMERICA, Inc., Detroit,
                                                          Michigan. COMERICA, Inc. is a
                                                          bank.
Larry A. Medin              45  Vice President since      Senior Vice President--Sales of
500 Bielenberg Drive            September 1995            Advisers and Investors; from
Woodbury, Minnesota                                       August 1992 to November 1994,
                                                          Senior Vice President, Western
                                                          Divisional Officer of Colonial
                                                          Investment Services, Inc.,
                                                          Boston, Massachusetts; from June
                                                          1991 to August 1992, Regional
                                                          Vice President, Western
                                                          Divisional Officer of Alliance
                                                          Capital Management, New York, New
                                                          York; prior to June 1991, Senior
                                                          Vice President, National Sales
                                                          Director, Met Life State Street
                                                          Investment Services, Inc.
Kevin J. Michels            44  Vice President since      Vice President of Advisers (since
One Chase Manhattan Plaza       September 1995            August 1995) and Vice President,
New York, New York                                        Administration, Fortis Asset
                                                          Management.
Jon H. Nicholson            45  Vice President since      Vice President--Marketing and
500 Bielenberg Drive            1994                      Product Development of Fortis
Woodbury, Minnesota                                       Benefits Insurance Company
John W. Norton              54  Vice President since      Senior Vice President, Secretary,
500 Bielenberg Drive            1978                      and General Counsel of Advisers.
Woodbury, Minnesota
Fred Obser                  57  Vice President since      Senior Vice President of Advisers
One Chase Manhattan Plaza       September 1995            (since August 1995) and Senior
New York, New York                                        Vice President, Equities, Fortis
                                                          Asset Management.

                                                                POSITION WITH ADVISERS
                                                               AND BUSINESS EXPERIENCE
OFFICER'S NAME AND ADDRESS  AGE POSITION WITH THE COMPANY     DURING THE PAST FIVE YEARS
-------------------------------------------------------------------------------------------
Dennis M. Ott               49  Vice President since      Senior Vice President of Advisers
5500 Wayzata Boulevard          1985                      and Investors.
Golden Valley, Minnesota
Stephen M. Poling           64  Vice President since      Executive Vice President and
5500 Wayzata Boulevard          1983                      director of Advisers and
Golden Valley, Minnesota                                  Investors.
Stephen M. Rickert          52  Vice President since      Vice President of Advisers (since
One Chase Manhattan Plaza       September 1995            August 1995) and Corporate Bond
New York, New York                                        Analyst, Fortis Asset Management;
                                                          from August 1993 to April 1994,
                                                          Corporate Bond Analyst, Dillon,
                                                          Read & Co. Inc., New York, New
                                                          York; prior to June 1992, Vice
                                                          President, Western Asset
                                                          Management, Pasadena, California.
Richard P. Roche            43  Vice President since      Vice President of Advisers and
500 Bielenberg Drive            September 1995            Investors; prior to August 1995,
Woodbury, Minnesota                                       President of Prospecting By
                                                          Seminars, Inc., Guttenberg, New
                                                          Jersey.
Anthony J. Rotondi          50  Vice President since      Senior Vice President of
500 Bielenberg Drive            September 1995            Advisers; from January 1993 to
Woodbury, Minnesota                                       August 1995, Senior Vice
                                                          President, Operations, Fortis
                                                          Benefits Insurance Company; prior
                                                          to January 1993, Senior Vice
                                                          President, Information
                                                          Technology, Fortis, Inc.
Keith R. Thomson            58  Vice President since      Vice President of Advisers and
5500 Wayzata Boulevard          1993                      Investors.
Golden Valley, Minnesota
Christopher J. Woods        35  Vice President since      Vice President of Advisers (since
One Chase Manhattan Plaza       September 1995            August 1995) and Vice President,
New York, New York                                        Fixed Income, Fortis Asset
                                                          Management; prior to November
                                                          1992, Head of Fixed Income, The
                                                          Police and Firemen's Disability
                                                          and Pension Fund of Ohio,
                                                          Columbus, Ohio.
Gary N. Yalen               53  Vice President since      President and Chief Investment
One Chase Manhattan Plaza       September 1995            Officer of Advisers (since August
New York, New York                                        1995) and Fortis Asset
                                                          Management, a division of Fortis,
                                                          Inc., and Senior Vice President,
                                                          Fortis, Inc.

                                                                POSITION WITH ADVISERS
                                                               AND BUSINESS EXPERIENCE
OFFICER'S NAME AND ADDRESS  AGE POSITION WITH THE COMPANY     DURING THE PAST FIVE YEARS
-----------------------------------------------------------------------------------------
Michael J. Radmer           50  Secretary since 1978      Partner, Dorsey & Whitney
220 South Sixth Street                                    P.L.L.P., the Company's General
Minneapolis, Minnesota                                    Counsel.
Tamara L. Fagely            37  Treasurer since 1993      Fund Accounting Officer of
500 Bielenberg Drive                                      Advisers and Investors.
Woodbury, Minnesota

  No officer or director of the Company owns any securities of Advisers. No officer or director of the Company owns any securities of or has any other material direct or indirect interest in Advisers or any person controlling, controlled by or under common control with Advisers. None of the executive officers or directors has family relationships with other executive officers or directors.

  Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its directors, officers, Advisers and companies affiliated with the Advisers, pursuant to Section 16(a) of the Securities Exchange Act of 1934, with respect to the Company's fiscal year ending July 31, 1995, were satisfied.

               SUPPLEMENTAL INFORMATION WITH RESPECT TO ADVISERS

  Fortis, Inc. owns 100% of the outstanding voting securities of Advisers. Mr. Kopperud is the Chief Executive Officer of Advisers. Messrs. Kopperud, Yalen, and Poling are the directors of Advisers.

  Fortis Inc., located in New York, New York, is a wholly owned subsidiary of Fortis International, N.V. ("Fortis International"), which in turn is a wholly owned subsidiary of Sycamore Insurance Holdings, N.V., which in turn is a wholly owned subsidiary of AMEV/VSB 1990 N.V. ("AMEV/VSB 1990").

  AMEV/VSB 1990 is a corporation organized under the laws of The Netherlands and is owned 50% by Fortis AMEV and 50% by Fortis AG. AMEV/VSB 1990 owns a group of companies active in insurance, banking and financial services and real estate development in The Netherlands, the United States, Western Europe, Australia and New Zealand.

  Fortis AMEV is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis AG is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis AMEV and Fortis AG own a group of companies (of which AMEV/VSB 1990 is one) active in insurance, banking and financial services and real estate development in The Netherlands, Belgium, the United States, Western Europe and the Pacific Rim.

  The address of Fortis International, Sycamore Insurance Holdings, N.V., AMEV/VSB 1990, and Fortis AMEV is Archimedeslaan 10, 3584 BA Utrecht, The Netherlands. The address of Fortis AG is Boulevard Emile Jacqanin 53, 1000 Brussels, Belgium.

                       PROPOSALS OF COMPANY SHAREHOLDERS

  Proposals of Company shareholders intended to be presented at the 1996 annual shareholders' meeting must be received at the Company's offices by July 10, 1996, in order to be considered for inclusion in the Company's proxy statement and form of proxy for the 1996 annual meeting.

Dated: November 7, 1995                            Michael J. Radmer, Secretary

                                  APPENDIX A

  The table below sets forth certain information as of September 30, 1995, concerning Other Fortis Funds having an investment objective similar to that of the Company and describes the rate of compensation such funds pay Advisers.

           NAME OF INVESTMENT                 NET ASSET VALUE            ANNUAL FEE (BASED ON
        COMPANY AND/OR PORTFOLIO          AS OF SEPTEMBER 30, 1995        AVERAGE NET ASSETS)
        ------------------------          ------------------------       --------------------
Fortis Advantage Portfolios, Inc.
  Government Total Return Portfolio             $ 63,636,204       .80% for the first $50 million
                                                                   .75% for the next $450 million
                                                                   .70% for assets over $500 million
  High Yield Portfolio                           140,975,019       .8% for the first $50 million
                                                                   .7% for assets over $50 million
Fortis U.S. Government Securities Series         480,725,202       .8% for the first $50 million
 of Fortis Income Portfolios, Inc.                                 .7% for assets over $50 million
Fortis Series Fund, Inc.*
  Diversified Income Series                      104,086,533       .5% for the first $50 million
                                                                   .45% for assets over $50 million
  U.S. Government Securities Series              175,388,729       .5% for the first $50 million
                                                                   .45% for assets over $50 million

--------

*The fee Advisers receives from Fortis Series Fund, Inc. reflects the fact that such fund, unlike the other Fortis Funds listed above, does not offer its shares directly to the public. Therefore, the costs borne by Advisers of acting as transfer agent, registrar, and dividend agent are significantly lower than those for the other Fortis Funds.

                                   NOTICE OF
                                    ANNUAL
                                 SHAREHOLDERS'
                                    MEETING
                                  TO BE HELD
                               DECEMBER 7, 1995

                              AND PROXY STATEMENT

                            FORTIS SECURITIES, INC.

Receipt of Notice of Annual Shareholders' Meeting and Proxy Statement is acknowledged by your execution of this proxy. Mark, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save the Company further solicitation expenses.

        FORTIS SECURITIES, INC.

        PROXY SERVICES
        POST OFFICE BOX 9148
        FARMINGDALE, NY 11735-9855


                            FORTIS SECURITIES, INC.

                     PROXY FOR ANNUAL SHAREHOLDERS' MEETING
                         TO BE HELD ON DECEMBER 7, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Michael J. Radmer, Scott R. Plummer, and Robert W. Beltz, Jr. and each of them with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Fortis Securities, Inc. (the "Company") held by the undersigned on October 25, 1995, at the Annual Shareholders' Meeting of the Company, to be held at Macalester College, Weyerhauser Building, 62 Macalester Street, St. Paul, Minnesota, on Thursday, December 7, 1995 at 11:00 a.m. and any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

     THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTERS BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED BELOW, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS [X]
--------------------------------------------------------------------------------
                                  FORTIS SECURITIES, INC.

FORTIS   KEEP THIS PORTION FOR YOUR RECORDS,
-------------------------------------------------------------------------------
         DETACH AND RETURN THIS PORTION ONLY.


  ---------------------
  | VOTE ON DIRECTORS |                               __________
  ---------------------                                         |
                                                                |
FOR      WITH-      FOR                                         |
ALL  OR  HOLD  OR   ALL                                         |
          ALL      EXCEPT

[_]       [_]       [_]
FOR     AGAINST   ABSTAIN
[_]       [_]       [_]
FOR     AGAINST   ABSTAIN
[_]       [_]       [_]

1.  TO ELECT DIRECTORS, THE NOMINEES ARE: 01) R.W. CUTTING, 02) A.R. FREEDMAN,
    03) DR. R.M. GAVIN, 04) B.S. JAFFRAY, 05) J.L. KING, 06) D.C. KOPPERUD,
    07) E.M. MAHONEY, 08) R.L. PRINCE, 09) L.J. SANTOW, 10) J.M. WIKLER
    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THAT NOMINEE(S) NUMBER ON THE LINE PROVIDED BELOW


    ---------------------------------------------------------------------------


2. PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY:


3. PROPOSAL TO APPROVE AN AMENDED INVESTMENT ADVISORY AND SERVICES AGREEMENT, WHICH BROADENS THE BASE FOR CALCULATING A PORTION OF THE MANAGEMENT FEE FROM "INTEREST AND DIVIDEND INCOME" TO "INVESTMENT INCOME":

4. TO VOTE WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


___________________________________________
(Please sign name(s) exactly as registered)

___________________________________________         -----------------
(If there are co-owners, both should sign)          Date